UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2005

Lifeline Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-13617	20-1591429
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

111 Lawrence Street, Framingham, Massachusetts	01702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 988-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 9, 2005, following a meeting of the Audit Committee of the Board of Directors of Lifeline Systems, Inc. (the “Registrant”), those executive officers of the Registrant listed below were awarded bonus payments pursuant to the Registrant’s 2004 Officer Incentive Plan. Each executive officer listed below received a bonus based on the Registrant’s pre-tax profits for the fiscal year ended December 31, 2004. In addition, each executive officer listed below (other than Mr. Feinstein) received a bonus based on the achievement of long-term objectives. The bonuses awarded are set forth below:

Name	Title	Pre-Tax Profit- Based Bonus	Long Term Objective- Based Bonus	Total
Ronald Feinstein	President and Chief Executive Officer	$407,558	N/A	$407,558
Ellen R. Berezin	Vice President, Human Resources	$78,304	$13,280	$91,584
Mark G. Beucler	Vice President, Finance, Chief Financial Officer and Treasurer	$79,247	$11,760	$91,007
Edward M. Bolesky	Senior Vice President, Customer Care	$88,682	$15,040	$103,722
Richard M. Reich	Senior Vice President and Chief Information Officer	$96,465	$14,315	$110,780
Donald G. Strange	Senior Vice President, Sales	$84,200	$10,710	$94,910

On February 9, 2005, the Registrant’s President and Chief Executive Officer approved a 2005 base salary for Leonard Wechsler, the Registrant’s Vice President and President of Lifeline Systems Canada, of CDN$225,000 and a bonus payment of CDN$189,921 calculated pursuant to Mr. Wechsler’s employment agreement (which is filed as an exhibit to the Registrant’s Form 10-K for the year ending December 31, 2002).

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELINE SYSTEMS, INC.

Date: February 15, 2005	By:	/s/ Mark G. Beucler
Mark G. Beucler
Vice President, Finance, Chief Financial Officer and Treasurer